Exhibit 99.1

Media contacts:

Joe Conway

914-745-4175

joseph.p.conway@towerswatson.com

David Popper

703-258-7582

david.popper@towerswatson.com

Investors:

Mary Malone

703-258-7841

mary.malone@towerswatson.com

TOWERS PERRIN AND WATSON WYATT COMPLETE MERGER

TO FORM TOWERS WATSON

New York - January 3, 2010 Towers Watson & Co. announced today the completion of the merger of Towers Perrin and Watson Wyatt. The transaction to form Towers Watson, a leading global professional services company, was announced on June 28, 2009. Watson Wyatt Chief Executive Officer John Haley will serve as Towers Watson’s Chairman and Chief Executive Officer; Towers Perrin Chief Executive Officer Mark Mactas will serve as Deputy Chairman, President and Chief Operating Officer.

“We are delighted to finalize the merger and look forward to bringing a broader portfolio of services to our clients,” said John Haley. “When it comes to managing costs, risks and people, the world is growing more complex every day. Towers Watson is uniquely positioned to help our clients gain the perspective necessary to take the right actions to drive business results.”

The merger follows receipt of all necessary regulatory authorizations and approval of the transaction by the companies’ respective shareholders on December 18, 2009. Towers Watson’s Class A common stock will be listed on both the New York Stock Exchange and NASDAQ under the ticker symbol “TW” as of January 4, 2010. Trading of Watson Wyatt’s Class A common stock under the previous ticker symbol (WW) will be discontinued at that time. Based on the closing price of Watson Wyatt common stock on December 31, 2009, the implied value of the transaction is $4 billion.

“Towers Watson builds on shared values of integrity, professional excellence and collaboration with a strong clients-first orientation,” said Mark Mactas. “With our combined experience, and breadth and depth of skills, we will be able to provide greater insight as we work with our clients and greater opportunities for our people and our shareholders.”

As a result of the merger, Towers Watson expects to issue approximately 46.9 million shares of Class A common stock, as well as approximately 29.5 million shares of Class B common stock, which will be subject to transfer restrictions and will generally convert into freely-tradable shares of Class A common stock on a one-for-one basis over the next four years. Towers Watson will also pay $200 million in cash and issue one-year promissory notes in an aggregate principal amount of $200 million to certain former Towers Perrin shareholders who have voluntarily elected to terminate their employment with Towers Watson. For further information on Towers Watson’s capitalization and the consideration being issued as a result of the merger, see Towers Watson’s Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission on January 4, 2010.

Towers Watson will be headquartered in New York City.

About Towers Watson

Towers Watson (NYSE, NASDAQ: TW) is a leading global professional services company that helps organizations improve performance through effective people, risk and financial management. The company offers solutions in the areas of employee benefits, talent management, rewards, and risk and capital management. Towers Watson has 14,000 associates around the world and is located on the Web at towerswatson.com.

FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, the benefits of the business combination transaction involving Towers Perrin and Watson Wyatt, as well as other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Towers Perrin’s and Watson Wyatt’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the businesses will not be integrated successfully; the risk that anticipated cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; the ability to recruit and retain qualified employees and to retain client relationships; the combined company’s ability to make acquisitions, on which its growth depends, and its ability to integrate or manage such acquired businesses; and the risk that a significant or prolonged economic downturn could have a material adverse effect on the combined company’s business, financial condition and results of operations. Additional risks and factors are identified under “Risk Factors” in the joint proxy statement/prospectus included in the amended registration statement on Form S-4/A filed by Jupiter Saturn Holding Company on November 9, 2009 with the Commission and under “Risk Factors” in Watson Wyatt’s Annual Report on Form 10-K filed on August 14, 2009 with the Commission.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Towers Watson undertakes no obligation to update any of the forward-looking information included in this document, whether as a result of new information, future events, changed expectations or otherwise.

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